UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

This proxy statement supplement (this “Supplement”), dated September 30, 2022, supplements and amends the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2022 and supplemented on September 13 (as supplemented, the “Proxy Statement”), relating to the proxies being solicited by the Board of Directors (the “Board”) of Avinger, Inc., a Delaware corporation (the “Company” and “we,” “us” or “our”), in connection with our 2022 Annual Meeting of Shareholders to be held on October 14, 2022. This Supplement should be read together with the Proxy Statement. Other than as set forth below, no changes have been made to the Proxy Statement.

The purpose of this Supplement is to remind stockholders of the SEC’s requirements relating to universal proxies and stockholder nominations for directors. In addition to the requirements set forth in our amended and restated bylaws relating to stockholder nominations of directors, described more fully in the Proxy Statement, stockholders who intend to solicit proxies in support of director nominees other than the Board of Directors’ nominees must comply with applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), including providing notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Important Information

We have filed the definitive Proxy Statement with the Securities and Exchange Commission (the “SEC”) and have furnished the Proxy Statement to our stockholders in connection with the solicitation of proxies for our 2022 Annual Meeting of Stockholders. We advise our stockholders to read the Proxy Statement relating to the 2022 Annual Meeting, as amended and supplemented by this Supplement, because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that we file with the SEC at www.sec.gov.